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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Name                                                       Jurisdiction
----                                                       ------------
Cirrus System, Inc.                                          Texas

MasterCard Europe sprl                                       Belgium

European Payment Systems Services sprl                       Belgium

euro travellers cheque International S.A.                    Belgium

EUROCARD U.S.A., Inc.                                        New Jersey

Eurocard Limited                                             England

MasterCard International Incorporated                        Delaware

MasterCard A/P Payment Services, Inc.                        Delaware

MasterCard Asia/Pacific Pte Ltd.                             Singapore

MasterCard Australia Ltd.                                    Delaware

MasterCard Brasil S/C Ltda.                                  Brazil

MasterCard Canada, Inc.                                      Delaware

MasterCard Cardholder Solutions, Inc.                        Delaware

MasterCard Chip Standards Holdings, Inc.                     Delaware

MasterCard Colombia, Inc.                                    Delaware

MasterCard EMEA, Inc.                                        Delaware

MasterCard/Europay U.K. Limited                              England

MasterCard Foreign Sales Corporation                         Barbados

MasterCard Global Holding LLC                                Delaware

MasterCard Global Promotions & Sponsorships Annex,
Inc.                                                         Delaware

MasterCard Holding Incorporated                              Delaware

MasterCard Hong Kong Ltd.                                    Delaware

MasterCard (India) Private Limited                           India

MasterCard International Far East Ltd.                       Delaware

MasterCard International Holding LLC                         Delaware

MasterCard International Japan Inc.                          Delaware

MasterCard International Korea Ltd.                          Korea

MasterCard International Philippines, Inc.                   Delaware

MasterCard International, LLC                                Delaware

MasterCard International Services, Inc.                      Delaware

MasterCard Korea Ltd.                                        Delaware

MasterCard Mercosur, Inc.                                    Delaware

MasterCard Middle East, Inc.                                 Delaware

MasterCard Originator SPC, Inc.                              Delaware

MasterCard Peru, Inc.                                        Delaware

MasterCard Services SPC, Inc.                                Delaware

MasterCard Singapore Ltd.                                    Delaware

MasterCard Southern Africa, Inc.                             Delaware

MasterCard Taiwan Ltd.                                       Delaware

MasterCard Travelers Cheque, Inc.                            Delaware

MasterCard UK, Inc.                                          Delaware

MasterCard Uruguay Limitada                                  Uruguay

MasterCard Venezuela, Inc.                                   Delaware

MC Indonesia, Inc.                                           Delaware

Maestro International Incorporated                           Delaware

Maestro Asia/Pacific Ltd.                                    Delaware

Maestro Canada, Inc.                                         Delaware

Maestro Latin America, Inc.                                  Delaware

Maestro Middle East/Africa, Inc.                             Delaware

Maestro U.S.A., Inc.                                         Delaware

Mondex International Limited                                 England

MAOSCO Limited                                               England

Mondex International Americas, Inc.                          New Jersey

Mondex Asia Pte. Ltd.                                        Singapore

Mondex China Pte. Ltd.                                       Singapore

Mondex India Pte. Ltd.                                       Singapore

Mondex International (Australia) Pty. Ltd.                   Australia

MasterCard Global Key Centre Limited                         England

MXI Management Limited                                       England

Bright Skies LLC                                             Delaware

Clear Skies LLC                                              Delaware

CSI Holdings Inc.                                            Missouri

EMVCo, LLC                                                   Delaware

GVP Holding Incorporated                                     New York

GVP Risk Management Insurance Incorporated                   New York

Japan Network Services Co., Ltd.                             Japan

JNS Corporation Yugen Kaisha                                 Japan

Mascon-MasterCard GTS Holdings Private Ltd.                  Mauritius

Mastermanager LLC                                            Delaware

MasterCard Beneficiary Trust                                 Delaware

MTS Holdings, Inc.                                           Delaware

Primary Capital Management, Inc.                             Delaware

SET Secure Electronic Transaction LLC                        Delaware

Transactional Data Solutions LLC                             Delaware